DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0863102005-4
Document Number:
20050622635-71

Date Filed:
12/19/2005 2:17:34 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	MIP Solutions, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Nevada First Holdings, Inc. Name 1117 Desert Lane, Las Vegas, Nevada 89102 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000 Par value: $ 0.001 Number of shares without par value: 0
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Chas F. Bain Name 1117 Desert Lane Suite 1592, Las Vegas, NV 89102 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: All legal activities
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Nevada First Holdings, Inc. Name; Signature 1117 Desert Lane, Las Vegas, NV 89102 Address, City, State, Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company 12/19/05 Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 10/04/03

MIP Solutions, Inc.

RESOLUTION OF THE INCORPORATORS
WITH RESPECT TO LIABILITY OF DIRECTORS

At a meeting of Incorporator(s) on the 19th of December, 2005 duly called and held at the offices of the Company at 1117 Desert Lane, Las Vegas, NV 89102, it was;

RESOLVED:

THAT no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer: provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statues. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not Adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

In Witness Whereof; I have hereunto set my hand on the 19th of December, 2005

____